Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 12, 2021, relating to the financial statements of Baozun Inc. and the effectiveness of Baozun Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Baozun Inc. for the year ended December 31, 2020.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

March 30, 2022